As filed with the Securities and Exchange Commission on June 4, 2010
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ATMI, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1481060 (IRS Employer Identification No.)
7 Commerce Drive
Danbury, Connecticut 06810
(Address of Principal Executive Offices)
ATMI, Inc. 2010 Stock Plan
(Full Title of the Plan)
Ellen T. Harmon, Esq.
Executive Vice President and Chief Legal Officer
ATMI, Inc.
7 Commerce Drive
Danbury, Connecticut 06810
(203) 794-1100
(Name, Address and Telephone Number, including area code, of Agent for Service)
Copies of all communications, including all communications sent to agent for service should be sent to:
Michael Grundei, Esq.
Wiggin and Dana LLP
400 Atlantic Street
Stamford, Connecticut 06901
(203) 363-7600
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
(Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering	Aggregate Offering	Amount of
to be Registered	Registered(1)	Price Per Share(2)	Price	Registration Fee
Common Stock, $.01 par value per share	3,000,000 shares	$15.785	$47,355,000.00	$3,376.41

(1)	Plus such additional indeterminable number of shares as may be required pursuant to the ATMI, Inc. 2010 Stock Plan in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock.

(2)	Computed in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, such computation is based on $15.785 per share (the average of the high and low prices as reported on the NASDAQ Global Select Market on June 1, 2010).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
There are hereby incorporated by reference in this Registration Statement of ATMI, Inc. (the “Company”) the following documents and information heretofore filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the Securities and Exchange Commission:
(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010;

(c)	The Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on April 9, 2010 and May 26, 2010;

(d)	The Company’s Proxy Statement filed with the Securities and Exchange Commission on April 9, 2010;

(e)	The description of the common stock of the Company’s predecessor, Advanced Technology Materials, Inc. (“ATM”), as set forth in ATM’s Registration Statement on Form 8-A, filed on November 1, 1993, which description was amended on Form 8-A/A on November 11, 1993, and any amendment or report filed for the purpose of further updating such description.
All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.
The Company will provide, without charge to each person, including any beneficial owner, to whom this document is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this document). Requests for such documents submitted in writing, should be addressed to the office of the corporate Secretary, ATMI, Inc., 7 Commerce Drive, Danbury, Connecticut 06810. Oral requests should be made by telephone to the corporate Secretary at (203) 794-1100.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 145 of the General Corporation Law of the State of Delaware (“Delaware Law”) empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal actions or proceedings, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorney’s fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.
The Company’s Restated Certificate of Incorporation (the “Charter”) provides for the indemnification of each director of the Company to the fullest extent permitted by Delaware Law. The Charter also provides that, to the fullest extent permitted by Delaware Law, no director of the Company shall be liable to the Company or any of its shareholders for monetary damages for breach of fiduciary duty as a director. The Company’s Amended and Restated Bylaws provide further that the Company shall indemnify any director or officer who was or is a party to or is involved in, or is threatened to be made a party to or involved in, any third party proceeding by reason of the fact that such person was or is a director or an officer, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with investigating, defending, settling, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal third party proceeding, had no reasonable cause to believe such conduct was unlawful. In addition, the Amended and Restated Bylaws provide that the Company shall indemnify any director or officer who was or is a party to or is involved in, or is threatened to be made a party to or involved in, any corporate proceeding by reason of the fact that such person was or is a director or officer of the Company, against expenses actually and reasonably incurred by such person in connection with investigating, defending, settling, being a witness in, or participating in (including on appeal) such corporate proceeding, or preparing for any of the foregoing, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company except and only to the extent that the Court of Chancery of the State of Delaware or the court in which such corporate proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.
Section 145 of Delaware Law also empowers corporations to purchase and maintain insurance on behalf of any person who is or was an officer or director of the corporation whether or not the corporation would have the power to indemnify such officer or director against such liability under the provisions of Section 145. The Company has purchased and maintains a directors’ and officers’ liability policy for such purposes.
Item 7. Exemption From Registration Claimed.
Not applicable.
Item 8. Exhibits.
4.1 Restated Certificate of Incorporation (1)
4.2 Amended and Restated Bylaws (2)

4.3 Rights Agreement, dated as of October 13, 2000, between ATMI, Inc. and Fleet National Bank, as Rights Agent (3)
4.4 ATMI, Inc. 2010 Stock Plan (filed herewith)
5.1 Opinion of Wiggin and Dana LLP (filed herewith)
23.1 Consent of Independent Registered Public Accounting Firm (filed herewith)
23.2 Consent of Counsel (included in Exhibit 5.1)
24.1 Power of Attorney (included in signature page)

(1)	Incorporated by reference to Exhibit 3(i) to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2005.

(2)	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2008.

(3)	Incorporated by reference to Exhibit 4.02 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 20, 2009.
Item 9. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, State of Connecticut, on this 4th day of June, 2010.

ATMI, INC.
By:	/s/ Douglas A. Neugold
	Name:	Douglas A. Neugold
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas A. Neugold and Timothy C. Carlson and each of them his or her true and lawful attorneys-in-fact and agents, each acting alone, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to this registration statement, and to file the same, with all exhibits thereunto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Capacity	Date
(i) Principal Executive Officer:

/s/ Douglas A. Neugold Douglas A. Neugold	Director, President and Chief Executive Officer	June 4, 2010

(ii) Principal Financial and Accounting Officer:

/s/ Timothy C. Carlson Timothy C. Carlson	Executive Vice President, Chief Financial Officer and Treasurer	June 4, 2010

Name	Capacity	Date
(iii) A Majority of the Board of Directors:

/s/ Eugene G. Banucci, Ph.D. Eugene G. Banucci, Ph.D.	Chairman of the Board and Director	June 4, 2010

/s/ Mark A. Adley Mark A. Adley	Director	June 4, 2010

/s/ Robert S. Hillas Robert S. Hillas	Director	June 4, 2010

/s/ Stephen H. Mahle Stephen H. Mahle	Director	June 4, 2010

/s/ C. Douglas Marsh C. Douglas Marsh	Director	June 4, 2010

/s/ Cheryl L. Shavers, Ph.D. Cheryl L. Shavers, Ph.D.	Director	June 4, 2010

INDEX TO EXHIBITS

Exhibit	Description
Number
4.1	Restated Certificate of Incorporation (1)

4.2	Amended and Restated Bylaws (2)

4.3	Rights Agreement, dated as of October 13, 2000, between ATMI, Inc. and Fleet National Bank, as Rights Agent (3)

4.4	ATMI, Inc. 2010 Stock Plan (filed herewith)

5.1	Opinion of Wiggin and Dana LLP (filed herewith)

23.1	Consent of Independent Registered Public Accounting Firm (filed herewith)

23.2	Consent of Counsel (included in Exhibit 5.1)

24.1	Power of Attorney (included in signature page)

(1)	Incorporated by reference to Exhibit 3(i) to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2005.

(2)	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 18, 2008.

(3)	Incorporated by reference to Exhibit 4.02 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 20, 2009.